As filed with the Securities and Exchange Commission on August 4, 2004

Registration No. 333-75475
Registration No. 333-99581
Registration No. 333-99581-01

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3
POST-EFFECTIVE AMENDMENT
UNDER THE SECURITIES ACT OF 1933

COOPER INDUSTRIES, INC. (Exact name of registrant as specified in its charter)	COOPER INDUSTRIES, LTD. (Exact name of co-registrant as specified in its charter)

OHIO (State or other jurisdiction of incorporation or organization)	31-4156620 (I.R.S. Employer Identification Number)	BERMUDA (State or other jurisdiction of incorporation or organization)	98-0355628 (I.R.S. Employer Identification Number)

600 Travis, Suite 5800 Houston, Texas 77002 (713) 209-8400 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	600 Travis, Suite 5800 Houston, Texas 77002 (713) 209-8400 (Address, including zip code, and telephone number, including area code, of co-registrant’s principal executive offices)

Diane Kosmach Schumacher, Esq.
Senior Vice President and
General Counsel
Cooper Industries, Inc.
600 Travis, Suite 5800
Houston, Texas 77002
(713) 209-8400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

This Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-99581) and Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (No. 333-75475) shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF SECURITIES

We file this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-99581) and Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (No. 333-75475) (this “Amendment”) to deregister the $225,000,000 of guaranteed debt securities registered pursuant to such registration statements that remain unsold as of the date this Amendment is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of August 2004.

COOPER INDUSTRIES, INC.
By:	/s/ Kirk S. Hachigian
Kirk S. Hachigian
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Kirk S. Hachigian Kirk S. Hachigian	President and Director	August 4, 2004
/s/ Terry A. Klebe Terry A. Klebe	Senior Vice President and Chief Financial Officer and Director	August 4, 2004
/s/ Jeffrey B. Levos Jeffrey B. Levos	Vice President and Controller and Chief Accounting Officer	August 4, 2004
/s/ Diane K. Schumacher Diane K. Schumacher	Director	August 4, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of August 2004.

COOPER INDUSTRIES, LTD.
By:	/s/ H. John Riley, Jr.
H. John Riley, Jr.
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated, such persons constituting a majority of the board of directors of the registrant.

Signature	Title	Date
/s/ H. John Riley, Jr. H. John Riley, Jr.	Director, Chairman, President and Chief Executive Officer	August 4, 2004
/s/ Terry A. Klebe Terry A. Klebe	Senior Vice President and Chief Financial Officer	August 4, 2004
/s/ Jeffrey B. Levos Jeffrey B. Levos	Vice President and Controller and Chief Accounting Officer	August 4, 2004
*/s/ Robert M. Devlin Robert M. Devlin	Director	August 4, 2004
*/s/ Clifford J. Grum Clifford J. Grum	Director	August 4, 2004
*/s/ Linda A. Hill Linda A. Hill	Director	August 4, 2004

Signature	Title	Date
*/s/ Dan F. Smith Dan F. Smith	Director	August 4, 2004
*/s/ Gerald B. Smith Gerald B. Smith	Director	August 4, 2004
*/s/ James R. Wilson James R. Wilson	Director	August 4, 2004
*By: /s/ Diane K. Schumacher Diane K. Schumacher pursuant to power of attorney

INDEX TO EXHIBITS

Number	Description
24.1	Powers of Attorney (incorporated herein by reference to Exhibit 24.0 to Cooper Industries, Inc.’s Registration Statement on Form S-4, Registration No. 333-99263).